EXHIBIT (J)
                                   -----------

                             Consent of Accountants



                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in Post-Effective Amendment No. 25 to the Registration Statement of Conseco Series Trust (the "Trust") on Form N-1A (File No. 2-80455) of our report dated February 15, 1999, on our audit of the financial statements and financial highlights of the Trust, which report is included in the Annual Report to Shareholders as of December 31, 1998 and for the periods indicated, which is incorporated by reference in the Post-Effective Amendment to the Registration Statement. We also consent to the reference to our Firm under the caption "Independent Accountants."



/S/  PRICEWATERHOUSECOOPERS
Indianapolis, Indiana
April 21, 1999